Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333- 276109 on Form S-8 of our report dated March 22, 2024, relating to the consolidated financial statements of Mobile Infrastructure Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 22, 2024